Exhibit 99.1

National Interstate Corporation Names David W. Michelson President

RICHFIELD, Ohio, December 18, 2006/PRNewswire-FirstCall via COMTEX/—National Interstate Corporation (Nasdaq: NATL) today announced that effective January 1, 2007, Alan R. Spachman will become its Chairman and Chief Executive Officer and David W. Michelson will be promoted to the position of President and Chief Operating Officer. These changes support the continuation of the company’s efforts related to its executive management structure that were started in 2005. This action is consistent with National Interstate’s stated objective to continually reorganize management assignments to better focus on the Company’s high impact opportunities, and to challenge and prepare its key managers for future assignments.

Mr. Spachman is the Company’s founder, and has served as President since 1989 and Chairman since 2004. As Chairman and Chief Executive Officer, Mr. Spachman will focus on continuing an orderly transition of his responsibilities related to the daily operations of the Company to Mr. Michelson and the development of other key managers. The transition is expected to take place during the next 12 months.

Mr. Michelson has served as the Company’s Executive Vice President and Chief Operating officer since 2005 and has held several other key positions since joining National Interstate in 1992. Mr. Michelson has more than twenty-seven years of insurance industry experience, his entire professional career. Since 2005, Mr. Michelson has overseen the Company’s insurance operations including new business development, underwriting and claims, and as President will also focus on the other aspects of the Company’s operations.

“This promotion reflects the increasing importance of Dave’s contributions and leadership since his elevation to Chief Operating Officer and anticipates the continued expansion of his role and responsibilities in the future,” commented Mr. Spachman. “For me, these changes allow an opportunity to focus on Company strategic goals as well as personal goals. My personal goals include starting new businesses (insurance and non-insurance related) which would not conflict with Company operations or initiatives.”

About National Interstate Corporation

National Interstate Corporation (Nasdaq: NATL), founded in 1989, completed an initial public offering in February 2005. We are a specialty property and casualty insurance company with a niche orientation and focus on the transportation industry. We differentiate ourselves within our markets by offering insurance products and services designed to meet the unique needs of targeted insurance buyers that we believe are underserved by the insurance industry. Our products include property and casualty insurance for transportation companies, captive insurance programs for commercial risks that we refer to as our alternative risk transfer component, specialty personal lines consisting primarily of recreational vehicle coverage, and transportation and general commercial insurance in Hawaii and Alaska. We offer our insurance products through multiple distribution channels including independent agents and brokers, affiliated agencies and agent Internet initiatives. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company. National Interstate is an independently operated subsidiary of Great American Insurance Company, a property-casualty subsidiary of American Financial Group, Inc. (NYSE, Nasdaq: AFG). The Company is headquartered in Richfield, Ohio, which is located in northeastern Ohio between Cleveland and Akron.

Forward-Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this press release relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Factors that could contribute to these differences include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations.

The forward-looking statements herein are made only as of the date of this document. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Tanya Inama

National Interstate Corporation

877-837-0339

investorrelations@natl.com